    As filed with the Securities and Exchange Commission on April 25, 1996

                                                  Registration No. 33-______
_______________________________________________________________________________




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             WHIRLPOOL CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                       38-1490038
          (State or other jurisdiction         (I.R.S. Employer
        of incorporation or organization)      Identification No.)


          2000 M63 North                          49022-2692
          Benton Harbor, Michigan                 (Zip Code)
 (Address of principal executive offices)

                             WHIRLPOOL CORPORATION
                     1996 OMNIBUS STOCK AND INCENTIVE PLAN
                              (Title of the Plan)

                             Robert T. Kenagy, Esq.
                           Associate General Counsel
                             Whirlpool Corporation,
                         Law Department, Mail Drop 2200
                                2000 North M-63
                      Benton Harbor, Michigan 49022-2692
                    (Name and address of agent for service)


Registrant's telephone number, including area code       (616)-923-5000



                      (Cover page continued on next page)



                          Exhibit index on page:    7
                           Total number of pages:  13

                        CALCULATION OF REGISTRATION FEE

________________________________________________________________________________________
                                                          Proposed
                                          Proposed        maximum
Title of               Amount             maximum        aggregate       Amount of
securities              to be          offering price     offering      registration
to be              registered/(1)/     per share/(2)/    price/(2)/         fee
registered
________________________________________________________________________________________
Common Stock,         4,000,000            $57.75       $231,000,000     $79,655.04
par value              shares
$1.00 per share


(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend or the like.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of common stock of Whirlpool Corporation on April 19, 1996, as reported on the New York Stock Exchange Composite Tape.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
- ------    ----------------------------------------

          The documents listed below are hereby incorporated by reference into this Registration Statement:

1. The Annual Report on Form 10-K of Whirlpool Corporation (the "Company") for the fiscal year ended December 31, 1995.

1. The description of the common stock of the Company which is contained in its Form 8-K dated April 23, 1996.

1. All reports and other documents subsequently filed (since December 31, 1995) by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
- ------    --------------------------

                                Not Applicable

Item 5.   Interests of Named Experts and Counsel.
- ------    ---------------------------------------

                                Not Applicable

Item 6.   Indemnification of Directors and Officers.
- ------    ------------------------------------------

          The Delaware General Corporation Law and the Certificate of Incorporation of the Company provide for the indemnification of any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding by reason of the fact that such individual is or was a director or officer of the Company or serves or served another enterprise (including the plan) at the request of the Company against all expense, liability, and loss (including attorney's fees, judgments, fines, Employee Retirement Income Security Act of 1974 ("ERISA") excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection therewith, to the fullest extent authorized by the Delaware General Corporation Law, and also generally provides for mandatory advancement by the Company of defense-related expenses.

          Both the Delaware General Corporation Law and the Certificate of Incorporation of the Company provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Company. The Company has obtained directors' and officers' insurance coverage, which insurance covers certain liabilities of directors and officers of the Company arising under the Securities Act.


Item 7.   Exemption from Registration Claimed.
- -------   ------------------------------------

                                Not Applicable

Item 8.   Exhibits.
- -------   ---------

Exhibit No.
- -----------
    4(a) Restated Certificate of Incorporation of Whirlpool Corporation (filed as Exhibit 3(i) to Whirlpool Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-3932, and incorporated herein by reference.)

    4(b) By-laws of the Company, as amended and restated January 23, 1995 (filed as Exhibit 3(ii) to Whirlpool Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.)

    4(c) Whirlpool Corporation 1996 Omnibus Stock and Incentive Plan (filed as Exhibit A of Whirlpool Corporation's proxy statement for the Annual Meeting of stockholders held on April 16, 1996.)

    5        Opinion of Robert T. Kenagy, Esq. re: legality

   23(a)     Consent of Ernst & Young LLP

   23(b)     Consent of Price Waterhouse L.L.P.

   23(c)     Consent of Robert T. Kenagy (Included in Exhibit 5)

   24        Powers of Attorney



Item 9.   Undertakings.
- -------   -------------

          (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing in Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on April 25, 1996.

Whirlpool Corporation

By:  Daniel F. Hopp, Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                                    Date
- ---------                     -----                                    ----

David R. Whitwam*   Director, Chairman of the Board and
                      Chief Executive Officer

William D. Marohn*  Director, President, and Chief
                      Operating Officer

Victor A. Bonomo*   Director

Robert A. Burnett*  Director

Herman Cain*        Director

Allan D. Gilmour*   Director

Kathleen J. Hempel* Director

Arnold G. Langbo*   Director

Miles L. Marsh*     Director

Philip L. Smith*    Director

Paul G. Stern*      Director

Janice D. Stoney*   Director

John P. Cunningham* Executive Vice President and Chief Financial
                      Officer (Principal Financial Officer)

Robert G. Thompson* Corporate Vice President and Controller
                      (Principal Accounting Officer)

*By: /s/ Daniel F. Hopp      Attorney in Fact                    April 25, 1996
     ---------------------
         Daniel F. Hopp

                                 EXHIBIT INDEX
                                 -------------

Exhibit                   Description                          Sequentially
Number                    of Document                          Numbered Page
- -------                   -----------                          -------------

4(a)     Restated Certificate of Incorporation of Whirlpool
         Corporation (filed as Exhibit 3(i) to Whirlpool
         Corporation's Annual Report on Form 10-K for the
         fiscal year ended December 31, 1993, Commission
         File No. 1-3932, and incorporated herein by
         reference.)                                                N/A

4(b)     By-laws of the Company, as amended and restated
         January 23, 1995 (filed as Exhibit 3(ii) to
         Whirlpool Corporation's Annual Report on Form 10-K
         for the fiscal year ended December 31, 1994.)              N/A

4(c)     Whirlpool Corporation 1996 Omnibus Stock and
         Incentive Plan (filed as Exhibit A of Whirlpool
         Corporation's proxy statement for the Annual
         Meeting of stockholders held on April 16, 1996.)           N/A

5        Opinion of Robert T. Kenagy, Esq. re: legality              8

23(a)    Consent of Ernst & Young LLP                               10

23(b)    Consent of Price Waterhouse L.L.P.                         11

23(c)    Consent of Robert T. Kenagy (Included in Exhibit 5)        N/A

24       Powers of Attorney                                         12